UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 24, 2004

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 9.                                   Regulation FD Disclosure

The following information is furnished pursuant to Item 9 “Regulation FD Disclosure”:

On June 23, 2004 Walter Industries, Inc. issued a press release filed herewith as Exhibit 99.1 and incorporated herein by reference announcing that Kohlberg Kravis Roberts & Co and affiliates (KKR) have exercised rights to require registration of Walter Industries common stock that KKR owns.

On June 23, 2004 Walter Industries, Inc. issued a press release filed herewith as Exhibit 99.2 and incorporated herein by reference announcing increased earnings guidance for both the second quarter and full year 2004 by $0.10 per diluted share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Victor P. Patrick
Title:	Victor P. Patrick
Sr. Vice President, General Counsel and Secretary

Date:  June 24, 2004

Exhibit Index

(99.1) Press release, dated:  June 23, 2004, relating to KKR Registration of Walter Industries shares, issued by Walter Industries, Inc.

(99.2) Press release, dated:  June 23, 2004, relating to earnings guidance, issued by Walter Industries, Inc.